Exhibit 99.1

Saia Reports Second Quarter Results

JOHNS CREEK, GA – July 28, 2023 – Saia, Inc. (Nasdaq: SAIA), a leading transportation provider offering national less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported second quarter 2023 financial results. Diluted earnings per share for the quarter were $3.42 compared to $4.10 in the second quarter of 2022.

Highlights from the second quarter operating results were as follows:

Second Quarter 2023 Compared to Second Quarter 2022 Results

•
Revenue was $694.6 million, a 6.8% decrease
•
Operating income was $120.3 million, a 17.6% decrease
•
Operating ratio of 82.7% compared to 80.4%
•
LTL shipments per workday decreased 3.8%
•
LTL tonnage per workday decreased 1.7%
•
LTL revenue per hundredweight, excluding fuel surcharge revenue increased 2.7%
•
LTL revenue per shipment, excluding fuel surcharge revenue increased 4.8%

“Saia released solid second quarter results despite the softer economic environment we faced compared to last year,” stated Saia President and Chief Executive Officer, Fritz Holzgrefe. “Total revenue was down only 6.8% while fuel surcharge revenue fell by more than 30%. Strong core execution helped to moderate tonnage declines year-over-year. Declining fuel costs helped offset cost trends and we were able to report an 82.7% operating ratio,” added Holzgrefe. “Our commitment to customer service and solid execution allowed us to raise prices and improve our revenue per shipment excluding fuel surcharge revenue, a key metric we monitor as we think about overcoming inflationary costs in our business,” continued Holzgrefe.

“We have opened five new terminals so far this year, enhancing our market position and in doing so we are making it easier for customers to choose Saia. Our claims ratio of 0.61% in the quarter is among the lowest in our industry and our customer first focus puts us in a great position to grow our market share for years to come,” concluded Holzgrefe.

Saia, Inc. Second Quarter 2023 Results

Financial Position and Capital Expenditures

We ended the second quarter of 2023 with $235.0 million of cash on hand and total debt of $21.4 million, which compares to $137.9 million of cash on hand and total debt of $39.3 million at June 30, 2022.

Net capital expenditures were $226.5 million during the first six months of 2023, compared to $155.3 million in net capital expenditures during the first six months of 2022. In 2023, we anticipate that net capital expenditures will be in excess of $400 million, subject to ongoing evaluation of market conditions.

Conference Call

Management will hold a conference call to discuss quarterly results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-888-440-5655 or 1-646-960-0338 referencing conference ID #9246157. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company website at www.saia.com/about-us/investor-relations/financial-releases. A replay of the call will be offered two hours after the completion of the call through August 27, 2023 at 11:59 P.M. Eastern Time. The replay will be available by dialing 1-800-770-2030 or 1-647-362-9199 referencing conference ID #9246157.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. With headquarters in Georgia, Saia LTL Freight operates 192 terminals with service across 45 states. For more information on Saia, Inc. visit the Investor Relations section at www.saia.com/about-us/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns or inflationary periods in the business cycle; (2) operation within a highly competitive industry and the adverse impact from downward pricing pressures, including in connection with fuel surcharges, and other factors; (3) industry-wide external factors largely out of our control; (4) cost and availability of qualified drivers, dock workers, mechanics and other employees, purchased transportation and fuel; (5) inflationary increases in operating expenses and corresponding reductions of profitability; (6) cost and availability of diesel fuel and fuel surcharges; (7) cost and availability of insurance coverage and claims expenses and other expense volatility, including for personal injury, cargo

Saia, Inc. Second Quarter 2023 Results

loss and damage, workers’ compensation, employment and group health plan claims; (8) failure to successfully execute the strategy to expand our service geography; (9) costs and liabilities from the disruption in or failure of our technology or equipment essential to our operations, including as a result of cyber incidents, security breaches, malware or ransomware attacks; (10) failure to keep pace with technological developments; (11) labor relations, including the adverse impact should a portion of our workforce become unionized; (12) cost, availability and resale value of real property and revenue equipment; (13) supply chain disruption and delays on new equipment delivery; (14) capacity and highway infrastructure constraints; (15) risks arising from international business operations and relationships; (16) seasonal factors, harsh weather and disasters caused by climate change; (17) economic declines in the geographic regions or industries in which our customers operate; (18) the creditworthiness of our customers and their ability to pay for services; (19) our need for capital and uncertainty of the credit markets; (20) the possibility of defaults under our debt agreements, including violation of financial covenants; (21) inaccuracies and changes to estimates and assumptions used in preparing our financial statements; (22) failure to operate and grow acquired businesses in a manner that support the value allocated to acquired businesses; (23) dependence on key employees; (24) employee turnover from changes to compensation and benefits or market factors; (25) increased costs of healthcare benefits; (26) damage to our reputation from adverse publicity, including from the use of or impact from social media; (27) failure to make future acquisitions or to achieve acquisition synergies; (28) the effect of litigation and class action lawsuits arising from the operation of our business, including the possibility of claims or judgments in excess of our insurance coverages or that result in increases in the cost of insurance coverage or that preclude us from obtaining adequate insurance coverage in the future; (29) the potential of higher corporate taxes and new regulations, including with respect to climate change, employment and labor law, healthcare and securities regulation; (30) the effect of governmental regulations, including hours of service and licensing compliance for drivers, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, regulations of the Food and Drug Administration and Homeland Security, and healthcare and environmental regulations; (31) unforeseen costs from new and existing data privacy laws; (32) changes in accounting and financial standards or practices; (33) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic; (34) the conflict between Russia and Ukraine; (35) relations between China and Taiwan; (36) increasing investor and customer sensitivity to social and sustainability issues, including climate change; (37) provisions in our governing documents and Delaware law that may have anti-takeover effects; (38) issuances of equity that would dilute stock ownership; (39) weakness, disruption or loss of confidence in financial or credit markets; and (40) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this news release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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Saia, Inc. Second Quarter 2023 Results

CONTACT: Saia, Inc.

Douglas Col

Executive Vice President and Chief Financial Officer

Investors@saia.com

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets

Current Assets:
Cash and cash equivalents	$234,997	$187,390
Accounts receivable, net	299,551	290,306
Prepaid expenses and other	44,321	53,190
Total current assets	578,869	530,886

Property and Equipment:
Cost	2,683,192	2,478,824
Less: accumulated depreciation	1,075,639	996,204
Net property and equipment	1,607,553	1,482,620
Operating Lease Right-of-Use Assets	110,428	120,455
Other Assets	40,261	40,749
Total assets	$2,337,111	$2,174,710

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$98,249	$99,792
Wages, vacation and employees' benefits	63,153	66,684
Other current liabilities	68,818	68,165
Current portion of long-term debt	11,681	14,519
Current portion of operating lease liability	25,393	24,925
Total current liabilities	267,294	274,085

Other Liabilities:
Long-term debt, less current portion	9,677	16,489
Operating lease liability, less current portion	88,506	98,581
Deferred income taxes	158,543	145,771
Claims, insurance and other	66,869	60,443
Total other liabilities	323,595	321,284

Stockholders' Equity:
Common stock	27	26
Additional paid-in capital	277,208	277,366
Deferred compensation trust	(5,626)	(5,248)
Retained earnings	1,474,613	1,307,197
Total stockholders' equity	1,746,222	1,579,341
Total liabilities and stockholders' equity	$2,337,111	$2,174,710

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Six Months Ended June 30, 2023 and 2022
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2023	2022	2023	2022
Operating Revenue	$694,622	$745,554	$1,355,157	$1,406,770

Operating Expenses:
Salaries, wages and employees' benefits	311,888	295,052	610,844	584,515
Purchased transportation	49,771	91,819	96,498	170,067
Fuel, operating expenses and supplies	133,490	145,530	275,115	268,301
Operating taxes and licenses	17,457	15,979	34,522	32,552
Claims and insurance	16,956	14,216	31,015	24,952
Depreciation and amortization	44,658	36,944	87,538	76,896
Other operating, net	147	21	227	45
Total operating expenses	574,367	599,561	1,135,759	1,157,328

Operating Income	120,255	145,993	219,398	249,442

Nonoperating (Income) Expenses:
Interest expense	458	668	1,146	1,360
Interest income	(487)	(55)	(627)	(62)
Other, net	(990)	824	(1,493)	1,066
Nonoperating (income) expenses, net	(1,019)	1,437	(974)	2,364

Income Before Income Taxes	121,274	144,556	220,372	247,078
Income tax expense	29,955	35,311	52,956	58,409
Net Income	$91,319	$109,245	$167,416	$188,669

Weighted average common shares outstanding - basic	26,634	26,507	26,617	26,489
Weighted average common shares outstanding - diluted	26,736	26,665	26,722	26,662

Basic earnings per share	$3.43	$4.12	$6.29	$7.12
Diluted earnings per share	$3.42	$4.10	$6.27	$7.08

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2023 and 2022
(Amounts in thousands)
(Unaudited)
	Six Months
	2023	2022
Operating Activities:
Net cash provided by operating activities	$291,405	$207,905
Net cash provided by operating activities	291,405	207,905

Investing Activities:
Acquisition of property and equipment	(227,022)	(156,351)
Proceeds from disposal of property and equipment	529	1,060
Net cash used in investing activities	(226,493)	(155,291)

Financing Activities:
Borrowing (repayment) of revolving credit agreement, net	–	–
Proceeds from stock option exercises	2,250	1,008
Shares withheld for taxes	(8,928)	(11,230)
Other financing activity	(10,627)	(11,109)
Net cash used in financing activities	(17,305)	(21,331)

Net Increase in Cash and Cash Equivalents	47,607	31,283
Cash and Cash Equivalents, beginning of period	187,390	106,588
Cash and Cash Equivalents, end of period	$234,997	$137,871

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended June 30, 2023 and 2022
(Unaudited)

				Second Quarter
	Second Quarter		%	Amount/Workday		%
	2023	2022	Change	2023	2022	Change
Workdays				64	64
Operating ratio	82.7%	80.4%
LTL tonnage (1)	1,421	1,446	(1.7)	22.20	22.60	(1.7)
LTL shipments (1)	1,970	2,048	(3.8)	30.78	32.00	(3.8)
LTL revenue/cwt.	$23.85	$25.05	(4.8)
LTL revenue/cwt., excluding fuel surcharges	$19.96	$19.44	2.7
LTL revenue/shipment	$344.08	$353.74	(2.7)
LTL revenue/shipment, excluding fuel surcharges	$287.90	$274.60	4.8
LTL pounds/shipment	1,443	1,412	2.2
LTL length of haul (2)	892	910	(2.0)

(1) In thousands.

(2) In miles.

Note:

LTL operating statistics exclude transportation and logistics services where pricing is generally not determined by weight. The LTL operating statistics also exclude the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy.